United States
Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2014

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware         001-33059      20-5657551
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 18, 2014 Fuel Tech, Inc. (“Fuel Tech” or the “Company”) acquired certain intellectual property associated with converting coal of various ranks into high BTU carbon-rich and pollutant-reduced products from Dr. Richard A. Wolfe, Carbonite Corporation, Virginia Carbonite, LLC, Jerry W. Wharton, Eric A. Wolfe, and Travis L. Wolfe pursuant to several Intellectual Property Purchase Agreements and other agreements (the Agreements). Under the Agreements, Fuel Tech paid an aggregate of $3,010,000 in cash for the intellectual property. Fuel Tech also agreed to a five-year initial term employment agreement with Dr. Wolfe, licensed the intellectual property for limited use to Virginia Carbonite, LLC on a non-exclusive, royalty free basis, and agreed to pay commissions of up to $3 million to a Virginia limited liability company of Dr. Wolfe and Mr. Wharton based on future sales and license revenues using the intellectual property until December 31, 2021.

The Agreements contain representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Agreements. Such representations and warranties are made solely for purposes of the Agreements and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Agreements and may have been qualified by disclosures that were made in connection with the parties’ entry into the Agreements.

In addition, certain representations and warranties set forth in the Agreements may have been used for purposes of risk-allocation among the parties rather than establishing matters of fact. The representations and warranties contained in the Agreements were made solely for the benefit of the parties thereto. Persons not party to the Agreements, including, without limitation, the Company’s shareholders and other investors, should not rely on the representations and warranties contained in the Agreements, or any descriptions thereof, including those contained in this Current Report on Form 8-K (this “Report”), as characterizations of the actual facts or conditions applicable to the intellectual property acquired.

Item 8.01.     Other Events.

On September 18, 2014, Fuel Tech issued a press release announcing the acquisition of certain intellectual property associated with converting coal of various ranks into high BTU carbon-rich and pollutant-reduced products from Dr. Richard A. Wolfe, Carbonite Corporation, Virginia Carbonite, LLC, Jerry W. Wharton, Eric A. Wolfe, and Travis L. Wolfe, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

        Exhibit
No.          Description

99.1          Press Release of Fuel Tech, Inc., dated September 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: September 18, 2014

By: /s/ David S. Collins
David S. Collins
Senior Vice President, Treasurer
and Chief Financial Officer